Exhibit 16.1

February 10, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by U.S. GoldMining Inc. under the heading “Change in Auditor” in the Registration Statement on Form S-1 dated November 29, 2022. We agree with the statements concerning our Firm in such Form S-1; we are not in a position to agree or disagree with other statements of U.S. GoldMining Inc. contained therein.

Very truly yours,

/s/ Marcum llp

Marcum LLP